UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-KA
CURRENT REPORT
Am. No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009
SearchPath International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53277	20-3171966

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1350 Euclid Avenue, Suite 325, Cleveland, Ohio	44115

(Address of principal executive offices) Registrant’s telephone number, including area code	(Zip code) (216) 912-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers.

This Current Report on Form 8-K updates and clarifies the disclosure in our Current Report on Form 8-K filed on February 11, 2009 (the “Original 8-K”).  As reported in the Original 8-K, on February 10, 2009, Michael W. Woods, a member of the Board of Directors and the Chief Financial Officer of SearchPath International, Inc. (the “Company”) tendered his official resignation from the Board of Directors, and his position as Chief Financial Officer of the Company, effective as of such date.   Mr. Woods and the Company decided to part ways until the Company could afford a Chief Financial Officer of his caliber and not as a result of any disagreement between the Company and Mr. Woods.   Mr. Woods tendered a provisional resignation to the Company on November 11, 2009, but agreed to stay on as acting Chief Financial Officer if the Company raised sufficient funds to compensate Mr. Woods for his services.   Since the Company was not able to raise sufficient money to pay Mr. Woods, he tendered his official resignation on February 10, 2009.

As previously reported in the Original 8-K, on February 10, 2009, the remaining Directors unanimously appointed Thomas K. Johnston as the Company’s interim Chief Financial Officer, effective as of such date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchPath International, Inc.

May 20, 2009

	By:	/s/ Thomas K. Johnston

	Name:	Thomas K. Johnston
	Title:	Chief Executive Officer